2000 EQUITY INCENTIVE PLAN
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

(Restated September 30, 2002)

SECTION 1. PURPOSE OF PLAN

         The purpose of this 2000 Equity Incentive Plan (this "Plan") of Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), is to strengthen the Company by providing an incentive to its employees and directors and thereby encourage them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees and directors of the Company and the Subsidiaries (as defined below) an added long-term incentive for high levels of performance and unusual efforts through the grant of Awards (as such term is herein defined).

SECTION 2. ADMINISTRATION OF PLAN

         2.1   Composition of Committee.   Subject to the formula grant provisions for Nonemployee Directors (as defined below) pursuant to Section 6.8 of this Plan, this Plan shall be administered by a committee consisting of at least two (2) directors appointed by the Board of Directors of the Company (the "Board") to administer the Plan and to perform functions set forth herein (the "Committee"). The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. For purposes of this Plan, the term "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

         2.2    Powers of the Committee.   Subject to the express provisions of this Plan and the formula grant provisions for Nonemployee Directors under Section 6.8 of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan (including but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or any Award Document (as defined below)) in the manner and to the extent it shall be deemed necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable and otherwise to make the Plan fully effective, and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "Fair Market Value" shall, on any date mean the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422; and (ii) the term "Company" shall mean the Company and its Subsidiaries (as such term is defined in Code Section 424(f)) and affiliates, unless the context otherwise requires;

(b) to determine which persons are Eligible Persons (as defined below), to which of such Eligible Persons, if any, Awards shall be granted hereunder, the number of Awards granted, the timing of any such grants, and to make such grants;

(c) to determine the number of Shares subject to Options (as defined below) and the exercise or purchase price of such Shares;

(d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 8;

(g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

         2.3    Determinations of the Committee.   All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on the Company and its Subsidiaries and all Eligible Persons and Participants (as defined below). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

         3.1    Aggregate Limits.   The aggregate number of shares of the Company's common stock, par value $.05 per share ("Shares"), that may be made the subject of Awards granted under this Plan is 10,500,000, of which a maximum of 1,000,000 Shares may be issued in the form of Restricted Stock (as defined below). The maximum number of shares subject to the Plan shall be adjusted as provided in Section 8 of the Plan upon a change in the capital structure of the Company. The Company shall reserve for the purpose of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

         3.2    Tax-Code Limits.   The aggregate number of Shares, subject to Options granted under this Plan during any calendar year to any one Eligible Person, shall not exceed 3,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 8 only to the extent that such adjustment will not affect the status of any Option intended to qualify as "performance based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m).

         3.3    Issuance of Shares.   Whenever an outstanding Award or a portion thereof expires, is canceled or is otherwise terminated for any reason (other than the surrender of the Award pursuant to Section 9 hereof), the Shares allocable to the expired, canceled or otherwise terminated Award or portion thereof may again be the subject of an Award granted hereunder.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

         Any employee of the Company or a Subsidiary, or any nonemployee director of an affiliated company ("Nonemployee Affiliate Director") designated by the Committee as eligible to receive Awards subject to the conditions set forth herein, shall be eligible to receive a grant of an Award under this Plan (an "Eligible Person"). A "Ten-Percent Stockholder" is an Eligible Person, who, at the time an Option intended to qualify as an incentive stock option under Section 422 of the Code ("ISO") is granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary. For purposes of the formula grant provisions under Section 6.8, an "Eligible Person" shall also include a director of the Company who is not an employee (a "Nonemployee Director"). An "Optionee" is any current or former Eligible Person to whom an Option has been granted, and a "Participant" is any person to whom an Award has been granted or to whom an Option has been assigned or transferred pursuant to Section 7.1 (including any estate).

SECTION 5. PLAN AWARDS

         The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. Restricted Stock and Options are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan. For purposes of this Plan an "Option" is a right granted under Section 6 of this Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other document evidencing the Award (the "Option Document "). Options intended to qualify as ISOs and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6. Options may be granted to Nonemployee Directors only pursuant to Section 6.8. For purposes of this Plan, "Restricted Stock" means Shares issued or transferred pursuant to Section 7A on such terms and conditions as are specified in the agreement or other document evidencing the Award. Any agreement evidencing an "Award" hereunder is an "Award Document." For purposes of this Plan, an "Award" is a grant of Restricted Stock, ISOs or Nonqualified Options.

SECTION 6. OPTIONS

         The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the grant or within the control of others.

         6.1    Option Document.   Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The Option Document may be amended at any time by the parties thereto so long as the amended terms are not inconsistent with the Plan. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Code Section 422.

         6.2    Option Price.   The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed one hundred percent (100%) of the Fair Market Value of such Stock on the date the Option is granted (one hundred ten percent (110%) in the case of an ISO granted to a Ten-Percent Stockholder), except that (a) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of Options held by such employee at the time such company is acquired, and (b) in the event an Eligible Person is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed one hundred percent (100%) of the fair market value of such Stock on the date the Option is granted.

         6.3    Option Term.   The "Term" of each Option granted under this Plan, including any ISOs, shall be for a period of years from the date of its grant set forth in the Option Document, but in no event shall the Term of an Option extend beyond ten (10) years from the date of grant (five (5) years in the case of an ISO granted to a Ten-Percent Stockholder).

         6.4    Option Vesting.   Subject to Section 9 hereof, Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

         6.5    Termination of Employment or Service.   Unless otherwise provided in an Option Document, an Option shall terminate upon or following an Optionee's termination of employment with the Company and its Subsidiaries, service as a Nonemployee Affiliate Director, and service as a Nonemployee Director of the Company and its Subsidiaries as follows:

                  (a)   In the event an Optionee's employment as an employee, if any, and service as a Nonemployee Director or Nonemployee Affiliate Director, if any, terminate for any reason other than death, Disability, Cause or Retirement (as such terms are hereinafter defined), then the Optionee may at any time within three (3) months after his or her termination of employment exercise an Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination.

                  (b)   In the event the Optionee's employment as an employee, if any, and service as a Nonemployee Director or Nonemployee Affiliate Director, if any, terminate as a result of Disability, then the Optionee may at any time within one (1) year after such termination exercise such Option to the extent, and only to the extent, the Option or portion thereof was exercisable on the date of termination.

                  (c)   In the event an Optionee's employment as an employee, if any, and service as a Nonemployee Director or Nonemployee Affiliate Director, if any, terminate for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

                  (d)   In the event an Optionee dies while a Nonemployee Director or Nonemployee Affiliate Director or an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (a) above of this Section 6.5 or within one (1) year after termination as a result of Disability as described in clause (b) above of this Section 6.5 or Retirement as described in clause (e) below of this Section 6.5, then the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by transfer or designation, as the case may be, pursuant to Section 7 of the Plan, or, absent such a transfer or designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or the laws of descent and distribution; provided however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

                  (e)   In the event an Optionee's employment terminates as a result of Retirement, and he or she does not thereafter serve as a Nonemployee Director or Nonemployee Affiliate Director, then the Optionee may at any time within one (1) year after termination of service by reason of Retirement, exercise such Options to the extent, and only to the extent, the Options or portion thereof was exercisable at the date of such termination.

         For purposes of this Section 6.5, the terms Cause, Disability, and Retirement shall have the following meanings: "Cause" means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect Subsidiary or affiliate of the Company, or (2) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses), or (3) with respect to any officer of the Company or any direct or indirect Subsidiary or affiliate of the Company, commission of any act of moral turpitude or conviction of a felony. "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days. "Retirement" shall mean the attainment of "Early Retirement Age" or "Normal Retirement Age" as these terms are defined in the Countrywide Credit Industries, Inc. Defined Benefit Pension Plan.

         Notwithstanding the foregoing, (1) in no event may any Option be exercised by anyone after the expiration of the term of the Option and (2) a termination of service as a Nonemployee Director shall not be deemed to occur so long as the director continues to serve the Company as a director emeritus.

         In the event of the death of any Optionee under this Plan, the term "Optionee" shall thereafter be deemed to refer to the transferees under Section 7.1 hereof or the beneficiary or beneficiaries designated pursuant to Section 7.2 hereof, or, if no such transfer or designation is in effect, the person to whom the Optionee's rights pass by will or applicable law, or, if no such person has such right, then the executor or administrator of the estate of such Optionee.

         6.6    Payment of Exercise Price.   The exercise price of an Option shall be paid in the form of one or more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) personal, certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, or (d) any combination of (a) through (c). Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Document to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Document to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

         6.7    Repricing.   Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

         6.8    Nonemployee Director Options.

(a) Grant. On the first business day of June of each year that the Plan is in effect, each Nonemployee Director shall automatically be granted a Nonqualified Option (a "Nonemployee Director Option") to purchase Shares under the Plan. The number of Shares and the purchase price shall be as provided in Section 6.8(b) below. The Term of a Nonemployee Director Option granted under this Plan, shall be ten (10) years from the date of its grant. Subject to Section 9.2 hereof, Nonemployee Director Options shall be fully exercisable in whole or in part at any time after one (1) year from the date of grant of the Nonemployee Director Option; provided however that all Nonemployee Director Options shall be immediately exercisable in whole or part in the case of such Nonemployee Director's death. If, on any date upon which Nonemployee Director Options are to be granted pursuant to this Section 6.8, the number of Shares remaining available for Options under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Shares specified in this Section 6.8, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date. Notwithstanding the foregoing provisions of this Section 6.8, no Nonemployee Director Option shall be granted in any year to a Nonemployee Director who makes a written election not to receive such Nonemployee Director Option under the Plan; provided that such election is filed with the Secretary of the Company at least one business day prior to the date such grant would otherwise be made under the Plan; provided further that an election made pursuant to this sentence shall remain effective until the next business day following the date a written notice revoking such election is made and filed with the Secretary of the Company. A Nonemployee Director who makes an election not to receive a Nonemployee Director Option will not receive anything from the Company in lieu thereof.

(b) Number of Shares. Each Nonemployee Director Option granted shall be in respect of a number of Shares equal to 15,000 multiplied by a fraction, the numerator of which is the earnings per Share on a fully diluted basis of the Company for the fiscal year of the Company ended immediately before the date of grant of the Nonemployee Director Option (as reported in the audited Financial Statements included in the Company's Annual Report on Form 10-K filled with the Securities and Exchange Commission ("SEC"), but in no event less than zero) (the "EPS Numerator Amount") and the denominator of which is the earnings per Share on a fully diluted basis of the Company for the fiscal year immediately preceding the fiscal year in respect of which the EPS Numerator Amount is determined; provided however that each Nonemployee Director Option granted shall be in respect of a number of Shares not less than 15,000. The number 15,000 referred to in the previous sentence shall be equitably adjusted in the event of a change in capital structure of the Company.

         6.9    Rights of Optionee.   No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (1) the Option shall have been exercised pursuant to the terms thereof, (2) the Company shall have issued and delivered the Shares to the Optionee and (3) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

SECTION 7. OTHER PROVISIONS APPLICABLE TO OPTIONS

         7.1    Transferability.   Unless the Option Document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than pursuant to the beneficiary designation form described in Section 7.2 hereof or by will or the laws of descent and distribution. With respect to an Option that is not intended to qualify as an ISO, the Committee may grant such Option or amend such an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's immediate family, provided the instrument of transfer is approved by the Company's Administrative Committee of Employee Benefits, Options so transferred are not again transferable other than by will or by the laws of descent and distribution, and that following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

         7.2    Designation of Beneficiaries.   An Optionee hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation ("Beneficiary Designation"). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however that if the Committee is in doubt as to the entitlement of any such beneficiary to any Option, the Committee may determine to recognize only the legal representative of the Optionee in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

         7.3    Dividends.   Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Options on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Option. No dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Option under the Plan.

         7.4    Documents Evidencing Options.   The Committee shall, subject to applicable law, determine the date an Option is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Option is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Options under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Option under this Plan shall not confer any rights upon the Participant holding such Option other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Option (or to all Options) or as are expressly set forth in the agreement or other document evidencing such Option.

         7.5    Financing.   The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Option and/or to pay the amount of taxes required by law to be withheld with respect to any Option. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Option shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

         7.6    ISO Limits.   The aggregate Fair Market Value (determined as of the date of grant) of Shares underlying an Option intended to qualify as an ISO, with respect to which the ISO is exercisable for the first time by the Optionee during any calendar year (under this Plan and all other stock option plans of the Company and is parent and subsidiary corporations) shall not exceed $100,000.

SECTION 7A. RESTRICTED STOCK

         7A.1    Grant.   The Committee may grant Restricted Stock to Eligible Persons which shall be evidenced by an Award Document between the Company and the person to whom Restricted Stock has been granted (the "Award Holder"). Each Award Document shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Documents may require that an appropriate legend be placed on Share certificates. Unless otherwise provided in an Award Document, Awards whose restrictions have not lapsed shall be forfeited upon the Award Holder's termination of employment with the Company and its Subsidiaries, service as a Nonemployee Affiliate Director, and service as a Nonemployee director of the Company and its Subsidiaries. Awards granted under this Section 7A.1 shall be subject to the terms and provisions set forth below in this Section 7A.

         7A.2    Rights of Award Holder.   Shares of Restricted Stock granted hereunder shall be issued in the name of the Award Holder as soon as reasonably practicable after the grant is made provided that the Award Holder has executed an Award Document evidencing the grant and, in the discretion of the Committee, any other documents which the Committee may require as a condition to the issuance of such Shares. If an Award Holder shall fail to execute the Award Document evidencing an Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Document, upon delivery of the Shares to the escrow agent, the Award Holder shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

         7A.3    Non-transferability.   Until all restrictions upon the Shares of Restricted Stock awarded to an Award Holder shall have lapsed in the manner set forth in Section 7A.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

         7A.4    Lapse of Restrictions.   Subject to Section 9 hereof, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse over a period of at least three years or at such other time or times and on such other terms and conditions as the Committee may determine. The Award Document evidencing the Award shall set forth any such restrictions.

         7A.5    Treatment of Dividends.   At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Award Holder of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Award Holder until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

         7A.6    Delivery of Shares.   Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Award Holder with respect to such Shares, free of all restrictions hereunder.

SECTION 8. CHANGES IN CAPITAL STRUCTURE

         8.1    Corporate Actions Unimpaired.   The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of common stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as herein expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than common stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Restricted Stock, or common stock subject to Options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Participant

         8.2    Adjustments Upon Certain Events.   If the outstanding shares of common stock or other securities of the Company, or both, for which the restrictions upon Restricted Stock have lapsed or for which an Option is then exercisable or as to which an Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split or reverse stock split, combination of shares, recapitalization, or reorganization, the Committee shall appropriately and equitably adjust the number and kind of shares of common stock or other securities which are subject to the Plan or subject to any Awards theretofore granted, including the exercise or settlement prices of Options, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made only to the extent that such adjustment will not affect the status of an Option intended to qualify as an ISO or as "performance based compensation" under Code Section 162(m). If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon the lapse of any restrictions upon Restricted Stock or any exercise of Options theretofore granted, the Participant shall be entitled, in the case of Restricted Stock, to the number of shares or, in the case of Options, to purchase under such Options, in lieu of the number of shares of common stock as to which such Options shall then be exercisable, the number and class of shares of stock, securities, cash, property or other consideration to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Restricted Stock or, as applicable, common stock as to which Options is then exercisable.

SECTION 9. CHANGE OF CONTROL

         9.1    Definitions.   The term "Corporate Change" shall mean the occurrence of any one of the following events:

(a)	An acquisition (other than directly from the Company) of any common stock or other "Voting Securities" (as hereinafter defined) of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Corporate Change has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Corporate Change. For purposes of this Plan, (A) "Voting Securities" shall mean the Company's outstanding voting securities entitled to vote generally in the election of directors and (B) a "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or any of its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(b)	During any period of twenty four (24) consecutive months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:

(i)	A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

(A)	the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

(C)	no Person other than (w) the Company, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Corporate Change shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Corporate Change would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Corporate Change shall occur.

         9.2    Effect of Corporate Change.   Notwithstanding anything contained in the Plan or an Option Document to the contrary, in the event of a Corporate Change:

         (a)   (1) all Options outstanding on the date of such Corporate Change shall become immediately and fully exercisable and (2) an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Corporate Change, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of an Option not intended to qualify as an ISO, the greater of (i) the Fair Market Value, on the date preceding the date of surrender of the Shares subject to the Option or portion thereof surrendered, or (ii) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an ISO, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six (6) months prior to the Corporate Change to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option. For purposes of this Section 9.2, the "Adjusted Fair Market Value" means the greater of (1) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Corporate Change or (2) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of the Corporate Change.

         (b)   Unless the Committee shall determine otherwise at the time of the grant of an Award, the restrictions upon Shares of Restricted Stock shall lapse upon a Corporate Change. The Award Document evidencing the Award shall set forth any such provision.

SECTION 10. TAXES

         10.1    Withholding Taxes.   The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as my be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. If an Optionee makes a disposition, within the meaning of Code Section 424(c), of any Share or Shares issued pursuant to the exercise of an incentive stock option within the two-year period commencing on the day after the date of the grant or within a one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes. At such time as an Award Holder who is an employee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Award Holder shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event prior to the issuance, or release from escrow, of such Shares.

         10.2    Payment of Withholding Taxes.   Notwithstanding the terms of Section 10.1, the Committee may provide in an Award Document or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or lapse of restrictions on Restricted Stock, but in no event to exceed the supplemental tax rate for withholding tax purposes, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to an Option, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a Fair Market Value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. It is the Company's intent that this provision shall in any event be administered in a manner that does not result in variable accounting treatment of Option grants.

SECTION 11. AMENDMENTS OR TERMINATION

         The Board may amend, alter or discontinue this Plan or an Award Document made under this Plan at any time, but except as provided pursuant to the anti-dilution adjustment provisions of Section 8 hereof, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of shares of common stock for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants; or

(f) increase the number of shares subject to Nonemployee Director Options granted to a Nonemployee Director above the number approved by stockholders pursuant to Section 6.8.

Notwithstanding the foregoing provisions of this Section 11, except as provided in Sections 8 and 9 hereof, rights and obligations under any Award granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Award Holder, nor shall any amendment or termination deprive any Award Holder of any Shares which he or she may have acquired through or as a result the Plan.

SECTION 12. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         This Plan, the grant and, as applicable, exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable.

         No restrictions upon Restricted Stock shall lapse, and no Option shall be exercisable, unless a registration statement with respect to the Award is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         The Plan and Nonemployee Director Options are intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or Option Document in a manner consistent therewith. Any provisions of the Plan inconsistent therewith shall be inoperative and shall not affect the validity of the Plan. Unless otherwise expressly stated in the relevant Option Document, each Option granted under the Plan is intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C).

SECTION 13. OPTION GRANTS BY SUBSIDIARIES

         In the case of a grant of an Award to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Award Holder in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 14. NO RIGHT TO COMPANY EMPLOYMENT

         Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award Documents may contain such provisions as the Committee may, in its discretion, approve with reference to the effect of approved leaves of absence.

SECTION 15. LIABILITY OF COMPANY

         The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Awards granted hereunder.

SECTION 16. EFFECTIVENESS AND EXPIRATION OF PLAN

         This Plan shall be effective on the date the Company's stockholders adopt this Plan. All Awards granted under this Plan are subject to, and Options may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than ten (10) years after the effective date of this Plan.

SECTION 17. NON-EXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of Awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 18. GOVERNING LAW

         This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or an Award Document to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

APPENDIX I

This Appendix constitutes the UK Part of the Countrywide Credit Industries, Inc. 2000 Equity Incentive Plan. The Terms of the UK Part are as follows:

SECTION A

INTERPRETATION

(1)	The following words and expressions have the following meanings except where the context otherwise requires:-

“Acquisition Price”	the price, as determined by the Committee, at which each Share subject to an Option may be acquired on the exercise of that Option which must not be less than the Fair Market Value of a Share at the Date of Grant and, if the Option relates to unissued Shares, its nominal value, if greater.

The Acquisition Price may be varied under Section 10 (if there is a variation in share capital of the Company) and, if Section 12 has been applied (if there is an exchange of options following a change of control of the Company or the compulsory purchase of a minority interest), the “Acquisition Price” shall be the price for the acquisition of a share in the company whose shares are subject to Options pursuant to Section 12;

“Approval”	approval of Section A as a share option scheme under Schedule 9 of ICTA 1988;

“Date of Grant”	the date on which an Option is granted under Section 3;

“Employement”	employment as

(a)	an employee of the Company or a Subsidiary; or

(b)	a director of the Company or a Subsidiary who is required to devote substantially the whole of his working time, not being less than 25 hours per week, excluding meal breaks to the performance of his duties;

“Fair Market Value”	an amount equal to the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 agreed in advance of the Date of Grant for the purposes of the UK Part with the Share Valuation Division of the Inland Revenue;

“Group”	the Company and its Subsidiaries;

“ICTA 1988”	Income and Corporation Taxes Act 1988;

“Issue or Reorganisation”	any variation in the capital of the Company arising from or in connection with a capitalisation issue (whether made pursuant to an enhanced scrip dividend arrangement or otherwise) or an offer to the holders of Shares or a subdivision, consolidation, reduction or other variation of share capital;

“Participant”	any individual who has been granted an Option including, if relevant, his legal personal representatives;

“Revenue Limit”	£30,000 or such other amount as may from time to time be the appropriate limit of the purpose of paragraph 28(1) of Schedule 9;

“Schedule 9”	Schedule 9 to the ICTA 1988;

“Share”	an ordinary share in the capital of the Company which satisfies the conditions of paragraphs 10 to 14 of Schedule 9;

“Subsidiary”	a company which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985;

(2)	Other words or expressions, so far as not inconsistent with the context, shall have the same meaning as in Schedule 9.

(3)	In the event of any conflict between this Appendix and the rules of the Plan, in respect of options granted under the UK Part this Appendix shall prevail.

(4)	Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

(5)	Any reference, express or implied, to an enactment includes references to:

(a)	that enactment as amended, extended or applied by or under any other enactment; and

(b)	any enactment which that enactment re-enacts (with or without modification).

ELIGIBILITY

(1)	No person is entitled as of right to participate in the UK Part of the Plan. The Committee may extend participation from time to time to any person holding Employment and shall decide the extent of the participation.

(2)	No person shall be granted an Option if he is precluded from participating in the UK Part of the Plan by paragraph 8 of Schedule 9.

GRANT OF OPTIONS

(1)	The Committee may adopt any procedure for granting or procuring the grant of Options. The form for the time being of any Option certificate or other document shall be determined by the Committee subject to the approval of the Inland Revenue.

(2)	Options may be granted by deed. A single deed of grant may be executed in favour of any number of persons.

(3)	The Date of Grant of an Option shall be the day on which the deed granting the Option is executed, or such later date as may be specified in the deed.

(4)	An Optionee may, with the consent of the Committee, renounce the Option, in whole or in part, within 30 days of the Date of Grant and, to the extent renounced, the Option shall be treated as if it had never been granted.

(5)	No Option may be granted under Section A until Approval has been obtained.

(6)	As soon as practicable after an Option has been granted an Option certificate shall be sent to the Participant. The deed of grant shall be retained and may be inspected by any Participant entitled under it.

(7)	An Option shall constitute a contract between the Company and the Participant incorporating the provisions of the Plan so far as relevant.

PROHIBITION ON ASSIGNMENT

No Option granted under the Plan may be transferred, assigned, charged or otherwise alienated (without prejudice to any right of a person’s legal personal representatives to exercise the Option following death).

LIMIT ON ISSUE OF NEW SHARES

The total number of Shares that may be issued under the Plan, including the UK Part, shall not exceed the number set forth in the Plan. In the event of an Issue or Reorganisation, this number of Shares may be adjusted in such manner as the Committee decides.

LIMIT ON PARTICIPATION

(1)	The aggregate market value of Shares which an Optionee may acquire in pursuance of rights obtained under the Scheme or under any other share option scheme approved under Schedule 9 (other than a savings related share option scheme) established by the Company or by any associated company (within the meaning of Section 187(2) of ICTA 1988) of the Company (and not exercised), such aggregate market value being determined at the time the rights are obtained, shall not exceed the Revenue Limit.

(2)	For the avoidance of doubt, the number of Shares in any Option shall, where necessary, be limited and take effect as that number which ensures that the Revenue Limit is not exceeded.

EXERCISE OF OPTION

(1)	Subject to Section 7(3) and (4), an Option shall be capable of being exercised, unless the Option has lapsed, at any time following the earliest of:

(a)	the third anniversary of the Date of Grant;

(b)	the Optionee ceasing to be in Employment by reason of disability, redundancy (within the meaning of the Employment Rights Act 1996) and retirement at any age at which the Optionee is bound to retire in accordance with the terms of his contract of employment;

(c)	the Optionee ceasing to be in Employment by reason of the Subsidiary by which he is employed ceasing to be within the Group or by reason of the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is not within the Group;

(d)	the occurrence of the circumstances permitting the exercise of Options specified in Section 12.

(2)	An Option shall, unless the Option has lapsed, be capable of being exercised following the Optionee's death.

(3)	An Option may not be exercised by an Optionee at any time when he is ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9.

(4)	An Optionee shall not be treated for the purposes of Sections 7, 8, or 9 as ceasing to be in Employment until such time as he is no longer a director or employee of any company within the Group and a female Participant who ceases Employment by reason of pregnancy or confinement and who is entitled to exercise and subsequently exercises her statutory right (or any corresponding contractual right) to return to work before exercising an Option shall be treated for those purposes as not ceasing to be in Employment.

LAPSE OF OPTION

Unless provided otherwise elsewhere in the Sections, an Option shall lapse to the extent that it has not been exercised (whether or not it became exercisable) by the earliest of:

(a)	the tenth anniversary of the Date of Grant;

(b)	the expiry of twelve months from the date on which the Optionee ceases to he in Employment by reason of death, disability, redundancy (within the meaning of the Employment Rights Act 1996) and retirement at any age of which the Optionee is bound to retire in accordance with the terms of his contract of employment;

(c)	the expiry of six months from the date on which the Optionee ceases to be in Employment by reason of the Subsidiary by which he is employed ceasing to be within the Group or the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is not within the Group;

(d)	the date on which the Optionee ceases to be in Employment by reason of Cause.

(e)	the expiry of three months from the date on which the Optionee ceases to be in Employment in any circumstances other than those referred to in sub-paragraphs (b), (c) and (d) of this paragraph ;

(f)	the date on which an Optionee enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

CESSATION OF EMPLOYMENT - SPECIAL CIRCUMSTANCES

If an Option would lapse at the end of any period specified in Section 8 following the cessation of the Participant’s Employment the Committee may, at least three months prior to the end of that period, defer the lapse of his Option until the end of such longer period as it may determine, provided that Options shall not be exercisable after the tenth anniversary of the Date of Grant.

MANNER OF EXERCISE AND ISSUE OR TRANSFER OF SHARES

(1)	An Option may be exercised by the Participant giving notice of exercise in a form approved by the Committee to the Company accompanied by the relevant option certificate and payment of the total Acquisition Price of the Shares in respect of which the Option is exercised.

(2)	An Option may be exercised in whole or in part and, in the event of an Option being exercised in part the Committee may call in or cancel any outstanding option certificate and furnish the Participant with details of the date on which the Option was last exercised and the number of Shares outstanding under the Option. The Committee may determine at the Date of Grant that the Option may only be exercised in respect of a reasonable minimum number of Shares and/or in respect of a multiple of any round number of Shares, or in respect of the balance of Shares outstanding in the Option.

(3)	Shares in respect of which the Option has been exercised shall be allotted or transferred within 30 days of the date of exercise.

(4)	Shares issued under the Plan will rank pari passu in all respects with issued Shares of the same class. However, they will not be entitled to any rights attaching to Shares by reference to a record date prior to the date of allotment of Shares pursuant to the exercise of the Option prior to the date of exercise of the Option

ISSUE OR REORGANISATION

(1)	In the event of any Issue or Reorganisation:

(a)	the number of Shares comprised in an Option; and/or

(b)	the Acquisition Price under an Option

may be adjusted in such manner as the Committee decides, with the prior approved of the Inland Revenue.

(2)	If an Option relates to unissued Shares an adjustment under paragraph (1) above may reduce or further reduce the Acquisition Price below the nominal value of a Share if:

(a)	a part of the reserves of the Company equal to the difference between the adjusted Acquisition Price and the nominal value of the Shares concerned ("Relevant Amount") is capitalised when the Option is exercised so as to pay up the Relevant Amount; and

(b)	the Company has sufficient reserves available.

(3)	The Committee may notify Participants of any adjustments made under this Section 11 and may call in, cancel, endorse, issue or reissue any option certificate or deed of grant following an adjustment.

TAKEOVER, RECONSTRUCTION AND VOLUNTARY WINDING-UP OF THE COMPANY

(1)	Upon the occurrence of a Corporate Change an Optionee may, subject to the provisions of Section 8, be entitled to exercise his Option.

(2)	For the purposes of Options granted under this Part, the word "merger" in the Plan shall mean a transaction whereby any company:

(a)	obtains Control (as defined for the purposes of this Section 23 in Section 840 of ICTA) of the Company as a result of making:

(i)	a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all the shares in the Company which are of the same class as the Plan shares; or

(b)	obtains Control of the Company in pursuance of a compromise or arrangement under local law similar to Section 425 of the Companies Act 1985 (schemes of arrangement); or

(c)	becomes bound or entitled to acquire Shares under local law similar to Sections 428 to 430F of the Companies Act 1985 (compulsory purchase of minority interests).

AMENDMENT TO PLAN SECTIONS AND ADDITIONAL SECTIONS

(1)	Subject to paragraph (3) and (4) below the Committee may by resolution at any time amend this Part in any respect except that any amendment made when the Scheme is approved under Schedule 9 shall not have effect until approved by the Inland Revenue.

(2)	No amendment shall be made under paragraph (1) which would abrogate or materially affect adversely the subsisting rights of an Optionee unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the By-laws of the Company.

(3)	No amendment to the advantage of Optionees (except for an amendment which could be included in an additional section adopted under paragraph (2) above) may be made to:

(a)	the persons to whom Options may be granted under the Plan;

(b)	the limitations on the number of Shares which may be issued under the Plan;

(c)	the determination of the Acquisition Price;

(d)	the rights of Optionees in the event of an Issue or Reorganisation;

(e)	the terms of this paragraph 13(3);

without the prior approval by ordinary resolution of the Company in general meeting except in the case of a minor amendment to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company, or any subsidiary.

DISAPPLICATION OF PLAN RULES

The following sections of the Plan shall not apply to the UK Part:

(a)	section 6.4;

(b)	section 6.6;

(c)	section 6.7;

(d)	section 7A;

(e)	section 8.2; and

(f)	section 9.2.

SECTION B

1.	Subject as specified below, this Section shall incorporate all the provisions of Section A set out above.

2.	This Section shall not be approved by the Inland Revenue under Schedule 9 to the Income and Corporation Taxes Act 1988. Accordingly, the definitions of "Approval", "Revenue Limit" and "Schedule 9" shall not apply and references in Section A to these definitions and, in particular, Rule 7(1) shall have no effect, and any provision which would otherwise require Inland Revenue approval to be obtained or which is otherwise referable solely to Inland Revenue requirements shall not apply.

3.	Notwithstanding any provision of Section A, an Option granted under Section B shall lapse to the extent that it has not been exercised (whether or not it became exercisable) or cancelled on the expiry of ten years following the Date of Grant.

4.	The Committee shall designate whether an Option is granted under Section A or B.

5.	The Committee may determine that any Option granted under Section B shall be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, regulations or practice which may have application to the Optionee, Company or any Subsidiary. In particular the Committee may:

(1)	require an Optionee to make such declarations and take such other action (if any) as may be required under, or as may be expedient or desirable for any purpose of, securities, tax or other law; and

(2)	adopt supplemental rules governing the granting of Options to, and the exercise of Options by, an Optionee as may be required under, or as may be expedient or desirable for any purpose of, local securities, tax or other law, but any modification and/or the adoption of supplemental rules shall be subject to Rule (13(2)) of Section A.

6.	(1)	Each Option granted under this Section B is subject to the condition that an exercise of the Option shall not be valid unless the Participant has, in addition to complying with the other requirements of this Section B, paid to the member of the Group which is (or, in the case of an Optionee no longer employed by the Group, was) his employer, or otherwise provided for (in a manner satisfactory to that member of the Group), an amount equal to the income tax and/or primary Class 1 National Insurance Contributions, if appropriate (or local equivalent in jurisdictions other than the United Kingdom) which any member of the Group may be required to pay by reason of that exercise.

(2)	Without limitation to (1) above, the Company, any member of the Group which is an Optionee's employer may withhold any amount and make such arrangements as it considers necessary to meet any liability of the Optionee to taxation or social security contributions in respect of the grant, exercise or cancellation of options (or otherwise from benefits delivered under this Scheme). These arrangements may include the sale of any shares on behalf of an Optionee, unless the Optionee discharges the liability himself.

(3)	The grant of the option constitutes the agreement of the Optionee:

(i)	to allow the employer to recover (whether by deduction or otherwise) the whole of any secondary class I national insurance contributions payable in respect of a gain that is treated as remuneration derived from the Participant's employment by virtue of section 4(4)(a) of the Social Security and Benefits Act 1992, such agreement being an agreement for the purpose of paragraph 3A(2) of Schedule 1 to that Act; and

(ii)	to make and join in the making at any time if the Company so requests, of an election under paragraph 3B(1) of Schedule 1 to that Act,

and the grant of the option irrevocably constitutes the Company as the attorney of the Participant, by way of security, for its purposes of the Powers of Attorney Act 1971 for the purpose of making and joining in any such election.